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                                                                    EXHIBIT 10.4

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                            ASSET PURCHASE AGREEMENT


                                  BY AND AMONG

                     BYRON PREISS MULTIMEDIA HOLDINGS, INC.

                     BYRON PREISS MULTIMEDIA COMPANY, INC.

                                      AND

                           HIGHTEXT INTERACTIVE, INC.



                               February 13, 1998



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                            ASSET PURCHASE AGREEMENT


     AGREEMENT, dated as of February 13, 1998, by and among BYRON PREISS MULTIMEDIA HOLDINGS, INC., a Delaware corporation (hereafter referred to as "Purchaser"), BYRON PREISS MULTIMEDIA COMPANY, INC., a New York corporation (hereafter referred to as "BPMC") and HIGHTEXT INTERACTIVE, INC., a California corporation (hereinafter referred to as "Seller"). Purchaser and BPMC are sometimes referred to herein collectively as the "Purchaser Parties."

                             W I T N E S S E T H :

     WHEREAS, Seller desires to sell, and Purchaser desires to purchase, certain assets of Seller on the terms set forth in this Agreement;

     NOW, THEREFORE, in consideration of the agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

     Capitalized terms used in this Agreement shall, unless the context otherwise requires, have the meanings specified in this Article I. Certain additional defined terms are set forth elsewhere in this Agreement.

     1.1 ACQUIRED ASSETS. "Acquired Assets" shall mean all of Seller's right, title and interest in and to the following assets of Seller which the Purchaser is acquiring, effective as of the date hereof, pursuant to the terms of this
Agreement:

               (i) all of the computer software described on Schedule A hereto and any and all source codes, documentation, manuals, modules, gold masters, artwork, color separations for packaging or syquest disks of packaging documentation, inventory (which inventory is substantially as listed on Schedule D (the "Inventory")) and any and all other tangible embodiments thereof (in whatever form or medium) relating thereto (collectively, the "Software");

               (ii) any and all United States and foreign copyrights, copyright registration applications, trademarks, trademark registrations, trademark applications, trade names, trade name registrations, trade name registration applications and any and all other related items of intellectual property or other intangible assets, including the "URL," if any, for "Crash Course," related to the intangible property listed on Schedule B hereto (the "Intellectual Property");

               (iii) all of Seller's right, title and interest in Seller's web site, if any, relating to Seller's "Crash Course" business, including any internet domain names (the "Web Site"); and


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               (iv) any and all warranties, claims and causes of action against third parties relating to any of the assets transferred pursuant to this Agreement;

     1.2 ASSUMED LIABILITIES. "Assumed Liabilities" means (i) only those liabilities set forth on Schedule C, but only to the extent of $30,000.00, and
(ii) the executory portion of all of Seller's license, royalty, development and other agreements set forth on Schedule A, but only with respect to the period after the date hereof. Purchaser hereby assumes and agrees to discharge when due, the Assumed Liabilities. The assumption of the Assumed Liabilities hereunder shall not expand the rights or remedies of any third party against the Purchaser or Seller as compared to the rights and remedies which such third party would have had against the Seller had the Purchaser not assumed the Assumed Liabilities.

     1.3 COMMON STOCK. "Common Stock" means the shares of common stock par value $.001 per share of BPMC.

     1.4 FINANCIAL STATEMENTS. "Financial Statements" shall mean the balance sheet of the Seller as of December 31, 1996, and the related statements of operations, deficit and change in financial position for the year ended December 31, 1996, including any related notes.

     1.5 PERSON. "Person" means and includes an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or other department or agency thereof.

     1.6 SECURITIES ACT. "Securities Act" means the Securities Act of 1933, as amended.

                                   ARTICLE II
                          SALE AND PURCHASE OF ASSETS

     2.1 SALE AND PURCHASE OF ASSETS. (a) Subject to the terms and conditions set forth in this Agreement, Seller hereby sells, transfers and assigns to the Purchaser, and the Purchaser hereby purchases from Seller all of Seller's right, title and interest in and to the Acquired Assets.

     (b) Except for the Assumed Liabilities, Purchaser does not assume any of Seller's accounts payable, obligations (contingent or otherwise), liabilities or other debts of any kind, all of which will remain Seller's obligations. Without limiting the generality of the foregoing, Seller hereby covenants and agrees to pay and discharge when due any and all of its liabilities, other than the Assumed Liabilities, including, but not limited to, any tax liabilities, any liability to JVC, Larry N. Sanford, GloLar Multimedia Productions, Carol Lewis, Jack Lewis, Jim Johnson or Harry Helms, any pending or threatened litigation, any unknown or undisclosed claims, liabilities or obligations; provided, however, that nothing herein shall prohibit Seller from contesting in good faith any alleged liability to a third party.


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     2.2  CONSIDERATION. The aggregate consideration to be delivered by the
Purchaser for the Acquired Assets is One Hundred Fifty Thousand (150,000) shares of Common Stock of BPMC (the "Payment Shares"). The Purchaser Parties hereby guarantee an aggregate selling price of the Common Stock at $1.33 per share, before commissions or other transaction fees, for each such share actually sold on a bonafide trade on The NASDAQ Market System or such other exchange or over the counter market that BPMC's Common Stock is then listed or traded during the period beginning one (1) year and ending eighteen (18) months from the date hereof (the "Determination Period"). To the extent that Seller sells any or all of the Payment Shares during the Determination Period, the Purchaser Parties will pay to Seller the amount of the Shortfall in cash or stock, at their sole discretion. For purposes of this Agreement, a "Shortfall" shall mean the difference between (A) the aggregate sales price, before commissions or other transaction fees, obtained by Seller in respect of all of the Payment Shares sold during the Determination Period less (B) the number of such Payment Shares sold by Seller during the Determination Period multiplied by $1.33. In the event of a Shortfall, the Purchaser Parties shall deliver either cash or Shortfall Shares to the Seller, within thirty (30) business days of its receipt of written notice, which notice shall be given no earlier than at the end of the Determination Period, by the Seller of such Shortfall accompanied with documentation that is reasonably acceptable to the Purchaser that supports such Shortfall calculation. In the event that the Purchaser Parties elect to make up such Shortfall with Shortfall Shares, the value of a Shortfall Share shall be the average of the closing sale price of the Common Stock for the twenty (20) business days immediately following the end of the Determination Period. The definition of "Shortfall" shall be appropriately adjusted in the event of any stock split, stock dividend, reverse stock split or other recapitalization of BPMC. For example, if BPMC were to engage in a ten for one reverse stock split, then $13.30 would be substituted for $1.33 in the definition of Shortfall.

                                  ARTICLE III
                        REPRESENTATIONS OF THE PURCHASER

     Each of BPMC and the Purchaser represents, warrants and covenants to Seller as follows:

     3.1 ORGANIZATION. (a) The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Purchaser is duly qualified to transact business as a foreign corporation in all jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification and the failure to so qualify would have a material adverse effect on the business, financial condition, results of operations or properties of the Purchaser. The Purchaser has all requisite right, corporate power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The Purchaser has the requisite corporate power and authority to own or lease and operate its properties and conduct its business as presently conducted.

     (b) BPMC is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. BPMC is duly qualified to transact business as a foreign corporation in all jurisdictions where the ownership or leasing of its


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properties or the conduct of its business requires such qualification and the failure to so qualify would have a material adverse effect on the business, financial condition, results of operations or properties of BPMC. BPMC has all requisite corporate right, power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. BPMC has the requisite corporate power and authority to own or lease and operate its properties and conduct its business as presently conducted.

     3.2 AUTHORIZATION; ENFORCEABILITY. Each of BPMC and the Purchaser has the capacity to execute, deliver and perform this Agreement. All documents executed and delivered by either BPMC or the Purchaser, as the case may be, pursuant to and in connection with the transactions contemplated by this Agreement have been duly authorized by all requisite corporate action on the part of such party, and this Agreement and all documents to be executed and delivered by each of BPMC or the Purchaser, as the case may be, pursuant to this Agreement have been and will be duly executed and delivered by each of BPMC or the Purchaser, as the case may be, and constitute the legal, valid and binding obligations of such party, enforceable in accordance with their respective terms, except to the extent that their enforcement is limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights generally and by general principles of equity.


     3.3 NO VIOLATION OR CONFLICT. The execution, delivery and performance of this Agreement by each of BPMC and the Purchaser and the consummation by each of BPMC and the Purchaser of the transactions contemplated hereby do not violate or conflict with any law or regulation (whether federal, state of local), writ, order or decree of any court or governmental or regulatory authority applicable to such party, or any provision of either BPMC's or the Purchaser's Certificate of Incorporation or Bylaws.

     3.4 BROKERS. Except as set forth on Schedule 3.4 neither BPMC nor the Purchaser has employed any financial advisor, broker or finder, and neither has incurred or will incur any broker's, finder's, investment banking or similar fees, commissions or expenses in connection with the transactions contemplated by this Agreement.

     3.5 CAPITALIZATION. The authorized capital stock of BPMC consists of: (a) 30,000,000 shares of common stock, $.001 par value, of which 7,399,438 shares are issued and outstanding as of the date hereof; and (b) 5,000,000 shares of preferred stock, of which there are no shares issued and outstanding. All shares of BPMC's issued and outstanding capital stock have been duly authorized, are validly issued and outstanding, and are fully paid and nonassessable. No securities issued by BPMC from the date of its incorporation to the date hereof were issued in violation of any statutory or common law preemptive rights. There are no dividends which have accrued or been declared but are unpaid on the capital stock of BPMC. The Payment Shares, when issued pursuant hereto, shall be validly issued and outstanding and fully paid and nonassessable.

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF THE SELLER



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          In order to induce BPMC and the Purchaser to enter into this
Agreement and to consummate the transactions contemplated hereby, the Seller makes the following representations and warranties to BPMC and the Purchaser:

          4.1 ORGANIZATION. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of California. The Seller is duly qualified to transact business as a foreign corporation in all jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification and the failure to so qualify would have a material adverse effect on the business, financial condition, results of operations or properties of the Seller. The Seller has all requisite corporate right, power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The Seller has the requisite corporate power and authority to own or lease and operate its properties and conduct its business as most recently conducted.

          4.2 AUTHORIZATION; ENFORCEABILITY. The Seller has the capacity to execute, deliver and perform this Agreement. All documents executed and delivered by the Seller pursuant to and in connection with the transactions contemplated by this Agreement have been duly authorized by all requisite corporate action on the part of the Seller, and this Agreement and all documents to be expected and delivered by the Seller pursuant to this Agreement have been and will be duly executed and delivered by the Seller and constitute the legal, valid and binding obligations of the Seller, enforceable in accordance with their respective terms, except to the extent that their enforcement is limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights generally and by general principles of equity.

          4.3 NO VIOLATION OR CONFLICT. The execution, delivery and performance of this Agreement by the Seller and the consummation by the Seller of the transactions contemplated hereby do not violate or conflict with any law or regulation (whether federal, state or local), writ, order or decree of any court or governmental or regulatory authority applicable to the Seller, or any provision of the Seller's Certificate of Incorporation of Bylaws.

          4.4 CONSENTS OF GOVERNMENTAL AUTHORITIES AND OTHERS. No consent, approval or authorization of, or registration, qualification of filing with, any federal, state or local governmental or regulatory authority is required to be made by the Seller in connection with the execution, delivery or performance of this Agreement by the Seller or the consummation by the Seller of the transactions contemplated hereby.

          4.5 CONDUCT OF BUSINESS. The Sellers no employees and has gone out of business, except for a minimal amount of inventory sales to Educorp Direct, Inc. or its successor in interest Educorp LLC. The amount and identity of the Inventory being transferred to Purchaser hereunder is substantially as set forth on Schedule D.


          4.6 LITIGATION. There is no litigation pending or to the best of the Seller's knowledge threatened before any court or by or before any governmental or regulatory authority or arbitrator: (a) affecting Seller (as plaintiff or defendant) which could,


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individually or in the aggregate, have a material adverse effect on the Acquired
Assets; or (b) against the Seller relating to the transactions contemplated by this Agreement.

          4.7 BROKERS. The Seller has not employed any financial advisor, broker or finder, and has not incurred or will not incur any broker's, finder's, investment banking or similar fees, commissions or expenses in connection with the transactions contemplated by this Agreement.

          4.8 COMPLIANCE. To the knowledge of the Seller, the Seller is in compliance with all federal, state, local and foreign laws, ordinances, regulations, judgments, rulings and orders applicable relating to the Acquired Assets. To the knowledge of the Seller, the Seller is not subject to any judicial, governmental or administrative order, judgment or decree.

          4.9 FINANCIAL STATEMENTS. The Seller has previously delivered to the Purchaser true and complete copies of the Financial Statements. To the knowledge of the Seller, the Financial Statements: (a) have been prepared in accordance with the books of account and records of the Seller; (b) fairly present in all material respects the Seller's financial condition and results of operations at the dates and for the periods specified in the those statements; and (c) have been prepared in accordance with United States generally accepted accounting principles consistently applied with prior periods.

          4.10 CERTAIN EMPLOYEES. To the knowledge of the Seller, the Seller treated Carol Lewis, Jack Lewis, Jim Johnson and Harry Helms as employees of the Seller for tax purposes (including withholding).

          4.11 LICENSES. To the knowledge of the Seller, the Seller holds all governmental, franchises, authorizations, permits, certificates, variances, exemptions, orders and approvals, domestic or foreign (collectively, the "Licenses") which are required or utilized in the operation or usage of the Acquired Assets. To the knowledge of the Seller, the Seller has not engaged in any activity that would cause revocation or suspension of any such Licenses. To the knowledge of the Seller, no action or proceeding looking to or contemplating the revocation or suspension of any such Licenses is pending or threatened.

          4.12 PROPRIETARY RIGHTS. Except as set forth on Schedule 4.12, (i) to the knowledge of the Seller, the Intellectual Property is owned by, licensed to and/or licensed by the Seller, (ii) to the knowledge of the Seller, the Seller is not in conflict with or infringing upon the asserted rights of others in connection with the Intellectual Property, (iii) HighText Publications, Inc. has transferred to the Seller all of its rights, title and interest in and to any and all proprietary, technology, legal and other rights in all multimedia software and CD-Rom software and programs, and all books and other publications, in each case relating to the "Crash Course" line of products together with any and all copyrights, patents, trademarks, trade secrets and other proprietary rights relating thereto, and (iv) the Seller has not assigned any rights relating to the "Crash Course" products or Web Site, if any.

          4.13 INVESTMENT REPRESENTATIONS.

          (a) The Seller understands and acknowledges that the Payment Shares have not been registered under the Securities Act. The Seller hereby represents and warrants that:



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(i) the Payment Shares are being acquired only for investment for the Seller's own account, and not as a nominee or agent and not with a view to the resale or distribution thereof, and the Seller has no present intention of selling, granting any participation in or otherwise distributing any interest therein within the meaning of the Securities Act, (ii) the Seller does not have any contracts, understandings, agreements or arrangements with any Person to sell, transfer or grant participation to such Person or any third Person, with respect to any of the Payment Shares, (iii) the Seller has had an opportunity to seek outside advice with respect to the terms and conditions of this Agreement and its investment in the Payment Shares, and (iv) the Seller has had ample opportunity to ask questions of BPMC's representatives concerning its investment.

     (b) The Seller acknowledges that it can bear the economic risk of its investment in the Payment Shares for an indefinite period of time and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment therein. The Seller understands that the Payment Shares are characterized as "restricted securities" under federal securities laws since they are being acquired in a transaction not involving a public offering and that under such laws and applicable regulations the Payment Shares may not be resold without registration or an exemption from registration under the Securities Act. The Seller represents that it is generally familiar with and generally understands the existing resale limitations imposed by the Securities Act and the rules and regulations promulgated thereunder.

     (c) The Seller understands and agrees that the certificates evidencing the Payment Shares will bear an appropriate legend evidencing the restricted nature of the Payment Shares and indicating that no transfer of any of the Payment Shares may be made unless such Payment Shares are registered under the Securities Act or an exemption from such registration is available, and that BPMC will instruct its transfer agents not to transfer any such Payment Shares unless such transfer shall be made in compliance with such legend. The legend shall be substantially in the form set forth below.

          "THE SALE, TRANSFER, ASSIGNMENT, PLEDGE OR HYPOTHECATION
          OF THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT
          TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THESE SHARES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS DULY REGISTERED UNDER THE ACT OR UNLESS, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, SUCH TRANSACTION IS EXEMPT FROM THE REGISTRATION PROVISIONS OF THE ACT."

     4.14 INVENTORY. To the knowledge of the Seller, there are no security interests under any security agreements affecting the Inventory.


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     4.15  LIMITATION ON SELLER'S WARRANTIES.  Except as expressly set forth in
Article IV, Seller makes no express or implied warranty of any kind whatsoever, including, without limitation, any representation as to physical condition or value of the Acquired Assets or the future profitability or future earnings performance of any business. ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE ARE EXPRESSLY EXCLUDED. Except as expressly set forth in this Agreement, the Acquired Assets are being sold "AS IS, WHERE IS."

     4.16 DEFINITION OF KNOWLEDGE. For purposes of this Agreement, the knowledge of the Seller shall be deemed to be limited to the actual knowledge as of the date hereof of L. James Porter, without giving effect to imputed knowledge and without any duty of investigation.


                                   ARTICLE V
                             ADDITIONAL AGREEMENTS

     5.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES; EFFECT OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Purchaser and of the Seller set forth in this Agreement shall survive the date hereof to the extent provided in Section 5.3(d) hereof.

     5.2 INVESTIGATION. The representations, warranties, covenants and agreements set forth in this Agreement shall not be affected or diminished in any way by any investigation (or failure to investigate) at any time by or on behalf of the party for whose benefit such representations, warranties, covenants and agreements were made.

     5.3  INDEMNIFICATION.

     (a) By the Seller. Subject to Section 5.3(d) hereof, the Seller agrees to indemnify and hold harmless the Purchaser and its directors, officers, employees and agents from, against and in respect of, the full amount of any and all liabilities, damages, claims, deficiencies, fines, assessments, losses, taxes, penalties, interest, costs and expenses, including, without limitation, reasonable fees and disbursements of counsel, arising from, in connection with, or incident to (i) any breach or violation of any of the representations, warranties, covenants or agreements of the Seller contained in this Agreement or any agreements referred to herein and delivered to Purchaser; and (ii)) any and all third party actions, suits, proceedings, demands, assessments or judgments, costs and expenses incidental to any of the foregoing.

     (b) By the Purchaser and BPMC. Subject to Section 5.3(d) hereof, BPMC and the Purchaser each agree to indemnify and hold harmless the Seller from, against and in respect of, any and all liabilities, damages, claims, deficiencies, fines, assessments, losses, taxes, penalties, interest, costs and expenses, including, without limitation, reasonable fees and disbursements of counsel, arising from, in connection with, or incident to (i) any breach or violation of any of the representations, warranties, covenants or agreements of BPMC or the Purchaser contained in this Agreement or any agreement referred to herein and delivered to Seller; and (ii) any and all third party actions, suits, proceedings, demands, assessments or judgments, costs and expenses incidental to any of the foregoing.



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     (c)  Indemnity Procedure.  A party or parties hereto agreeing to be responsible for or to indemnify against any matter pursuant to this Agreement is referred to herein as the "Indemnifying Party" and the other party or parties claiming to indemnity is referred to as the "Indemnified Party".

     An Indemnified Party under this Agreement shall, with respect to claims asserted against such party by any third party, give written notice to the Indemnifying Party of any liability which might give rise to a claim for indemnity under this Agreement promptly after the receipt of any written claim from any such third party, and not later than twenty (20) days prior to the date any answer or responsive pleading is due, and with respect to other matters for which the Indemnified Party may seek indemnification, give prompt written notice to the Indemnifying Party of any liability which might give rise to a claim for indemnity; provided, however, that any failure to give such notice will waive any rights of the Indemnified Party only to the extent the rights of the Indemnifying Party are materially prejudiced.

     The Indemnifying Party shall have the right, at its election, to take over the defense or settlement of such claim by giving written notice to the Indemnified Party at least ten (10) days prior to the time when an answer or other responsive pleading or notice with respect thereto is required. If the Indemnifying Party makes such election, it may conduct the defense of such claim through counsel of its choosing (subject to the Indemnified Party's approval of such counsel, which approval shall not be unreasonably withheld), shall be solely responsible for the expenses of such defense and shall be bound by the results of its defense or settlement of the claim. The Indemnifying Party shall not settle any such claim without prior notice to and consultation with the Indemnified Party, and no such settlement involving any equitable relief and no settlement which might otherwise have a material adverse effect on the Indemnified Party may be agreed to without the written consent of the Indemnified Party (which consent shall not be unreasonably withheld). So long as the Indemnifying Party is diligently contesting any such claim in good faith, the Indemnified Party may pay or settle such claim only at its own expense and the Indemnifying Party will not be responsible for the fees of separate legal counsel to the Indemnified Party. If the Indemnifying Party does not make such election, or having made such election does not in the reasonable opinion of the Indemnified Party proceed diligently to defend such claim, then the Indemnified Party may (after written notice to the Indemnifying Party), at the expense of the Indemnifying Party, elect to take over the defense of and proceed to handle such claim in its discretion and the Indemnifying Party shall be bound by any defense or settlement that the Indemnified Party may make in good faith with respect to such claim. In connection therewith, the Indemnifying Party will fully cooperate with the Indemnified Party should the Indemnified Party elect to take over the defense of any such claim.

     The parties agree to cooperate in defending such third party claims and the Indemnified Party shall provide such cooperation and such access to its books, records and properties as the Indemnifying Party shall reasonably request with respect to any matter for which indemnification is sought hereunder; and the parties agree to cooperate with each other in order to ensure the proper and adequate defense thereof.

     With regard to claims of third parties for which indemnification is payable hereunder, such indemnification shall be paid by the Indemnifying Party upon the earlier to


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occur of: (i) the entry of a judgment against the Indemnified Party and the expiration of any applicable appeal period; (ii) the entry of an unappealable judgment or final appellate decision against the Indemnified Party; or (iii) a settlement of the claim. Notwithstanding the foregoing, provided that there is no dispute as to the applicability of indemnification, the reasonable expenses of counsel to the Indemnified Party shall be reimbursed on a current basis by the Indemnifying Party if such expenses are a liability of the Indemnifying Party. With regard to other claims for which indemnification is payable hereunder, such indemnification shall be paid promptly by the Indemnifying Party upon demand by the Indemnified Party.

        (d) Indemnity Limitations. Notwithstanding anything to the contrary herein, (i) no claim for indemnification for violation of any covenant, agreement, representation or warranty may be asserted after eighteen months of the date hereof; and (ii) the maximum liability of each Indemnifying Party for any breach of a covenant, agreement, representation or warranty shall be the lesser of (i) $199,500.00 or (ii) the value of the Payment Shares (determined in the manner and as of the time set forth in the last sentence of Section 5.3(e); provided, however that the limitations set forth above shall not apply to breaches of covenants under Section 2.2. Indemnification pursuant to this
Section 5.3 shall be the exclusive remedy of the parties for any inaccuracy in or breach of any representation, warranty, covenant or agreement contained in this Agreement or in any closing document executed and delivered pursuant to the provisions of this Agreement. Without limiting the generality of the foregoing sentence, no legal action sounding in tort or strict liability may be maintained by any party.

        (e) Payment for Liabilities. The amount of the Liabilities for which indemnification is determined to be due pursuant to this Section 5.3 from the Seller to the Purchaser, shall be tendered by the Seller to the Purchaser:
(i) by returning the Payment shares; (ii) in cash; and (iii) through any other mechanism acceptable to the Purchaser. For purposes of determining the value of the Payment Shares returned to the Purchaser pursuant to this Section 5.3, the Payment Shares shall be deemed to have a value equal to the average of the closing NASDAQ (or other exchange or over the counter market, if applicable) sale prices for Common Stock of Purchaser during the 30 day period immediately preceding (but not including) the earlier of the date of (a) the determination by a court of competent jurisdiction and/or arbitration tribunal that such Liabilities are due or (b) the settlement of the claim.

                                   ARTICLE VI
                              CLOSING; DELIVERIES

     6.3 CLOSING. (a) Upon execution of this Agreement, the Seller shall deliver the following to the Purchaser:

                (i) documents transferring and assigning to Purchaser the ownership of the items of Intellectual Property constituting part of the Acquired Assets;

                (ii) a certificate of the Secretary of State of the State of California, as of a recent date, as to the good standing of Seller;



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          (iii) a certificate, dated the closing date, of the Secretary of the
Seller, setting forth the authorizing resolutions adopted by the Seller's Board of Directors and Shareholders with respect to the transactions contemplated hereby and certifying its Certificate of Incorporation;

          (iv) except for the estimated closing date used in the bulk sale notice falling on a date prior to the date hereof, the Seller shall have complied with any bulk sales law requirements and Seller shall deliver to Purchaser a certificate, dated the closing date, from the President of the Seller to such effect;

          (v) the Schedules to this Agreement;

          (vi) all of the Inventory shall have been placed with a third party common carrier on route to Purchaser (it being agreed that (X) title to the Acquired Assets passes to Purchaser as of the date of this Agreement, (Y) Purchaser and Seller shall each pay one-half of the freight costs for delivering the Inventory to Purchaser, and (Z) Purchaser bears all risk associated with the shipment of the Inventory to Purchaser once the Inventory is delivered to a third party common carrier); and

          (vii) such other documents and instruments as the Purchaser may reasonably request.

          (b) Upon execution of this Agreement, the Purchaser shall deliver the following documents and instruments, duly executed, to the Seller:

          (i) the certificates representing the Payment Shares, issued in the name of Seller;

          (ii) certificates of the Secretaries of State of the States of New York and Delaware, as of a recent date, as to the good standing of each of BPMC and the Purchaser and certifying its Certificate of Incorporation;

          (iii) certificates, dated the closing date, of the Secretary of each of BPMC and the Purchaser, setting forth the authorizing resolutions adopted by each of BPMC's and the Purchaser's Board of Directors with respect to the transactions contemplated hereby;

          (iv) a resale certificate of BPMC; and

          (v) such other documents and instruments as the Seller may reasonably request.

                                  ARTICLE VII

                                   COVENANTS
                                   ---------

          7.1 RESTRICTION ON TRANSFER.



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          (a) During the one year period following the date of this Agreement, the Seller covenants and agrees not to sell, assign, pledge or otherwise transfer, encumber or dispose of all or any part of the Payment Shares without the prior written consent of the Purchaser, which consent may be withheld arbitrarily. Notwithstanding the foregoing, upon prior written notice to BPMC,
(i) Seller may transfer the Payment Shares to its parent, Educorp Multimedia, Inc. and (ii) Educorp Multimedia, Inc. may transfer the Payment Shares to its parent, Hariston Corporation, in each case only if such transferee agrees to be bound by the terms and conditions of this Agreement and the form of such agreement by such transferee is reasonably acceptable to BPMC. BPMC will instruct its transfer agents not to transfer any Payment Shares unless such transfer shall be made in compliance with this Agreement. Any transfer or purported transfer by Seller in violation of the provisions of this Section 7.1 shall be null and void.

          (b) In addition to the legend set forth in Section 4.13 the certificates representing the Payment Shares shall be endorsed as follows:

          "Any transfer or other disposition of the shares represented by this certificate is subject to the restrictions on transfer set forth in an Asset
          Purchase Agreement among Byron Preiss Multimedia
          Company, Inc., Byron Preiss Holdings, Inc. and
          HighText Interactive, Inc. dated ____________,
          1998; provided, however, that all such
          restrictions on transfer under the Asset Purchase
          Agreement expire on the first anniversary of the date of the Asset Purchase Agreement."

          7.2 NON-COMPETITION. (a) The Seller agrees that, for a period of two
(2) years after the date hereof, the Seller shall not, in the United States or any other geographic area where the Purchaser does business, alone or in association with others; (i) engage, directly or indirectly, in the type of business conducted by Seller within the two (2) years prior to the date hereof (the "Competitive Activities"); and (ii) have any interest in or be employed by (or act as a consultant to) any company which is engaged in Competitive Activities.

          (b) During the same period, the Seller shall not, and shall use its respective best efforts not to allow any person under its actual control (including employees and agents of the Seller or any affiliated company under its actual control) to, directly or indirectly, on behalf of itself or any other person: (i) call upon or accept business involving the Competitive Activities from or solicit business involving the Competitive Activities of any person who is, or who had been at any time during the preceding two (2) years, a customer of Purchaser or Seller, or otherwise divert or attempt to divert any business involving the Competitive Activity from Purchaser or Seller; (ii) recruit or otherwise solicit or induce any person who is an employee of, or otherwise engaged by, Purchaser to terminate his or her employment or other relationship with Purchaser or hire any person who has left the employ of Purchaser during the preceding two (2) years; or (iii) use or purport to authorize any person to use any name, mark, logo, trade dress or other identifying words or images which


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are the same as or confusingly similar to those used at any time by Purchaser or Seller in connection with the Acquired Assets.

        (c) Except as otherwise provided herein, each party hereto will keep confidential any information obtained from the other party in connection with the transactions contemplated by this Agreement, except as and to the extent required by applicable law.

        (d) The restrictions set forth in this Section 7.3 are considered by the parties to be fair and reasonable. The Seller further acknowledges that the Purchaser would be irreparably harmed and that monetary damages would not provide an adequate remedy in the event of a breach of the provisions of this
Section 7.2. Accordingly, the Seller agrees that, in addition to any other remedies available to the Purchaser, the Purchaser shall be entitled to specific performance, injunction and other equitable relief to secure the enforcement of these provisions, and the party seeking such relief shall not be required to post bond as a condition thereto. If any provisions of this Section 7.1 relating to the time period, scope of activities or geographic area of restrictions is declared by a court of competent jurisdiction to exceed the maximum permissible time period, scope of activities or geographic area, the maximum time period, scope of activities or geographic area, as the case may be, shall be reduced to the maximum which such court deems enforceable. If any provisions of this
Section 7.2 other than those described in the preceding sentence are adjudicated to be invalid or unenforceable, the invalid or unenforceable provisions shall be deemed amended (with respect only to the jurisdiction in which such adjudication is made) in such manner as to render them enforceable and to effectuate as nearly as possible the original intentions and agreement of the parties.

        7.2 CHANGE OF CORPORATE NAME. Seller may retain its corporate name so long as it is not actively engaged in business. Prior to actively engaging in any business, Seller shall take all necessary corporate action to effect the change of its corporate name to a name dissimilar to its present name, including the filing of the required amendment to its certificate of incorporation in the offices of the Secretary of State of the State of California.

        7.3 SALES TAX. All sales, transfer and similar taxes in connection with the sale of the Acquired Assets hereunder to the Purchaser shall be borne equally by the Seller and the Purchaser.

        7.4 BULK SALES LAWS. Seller shall comply with and fulfill all requirements regarding any applicable bulk sales law. In addition to any other rights to indemnification contained herein, the Seller, subject to the limitations set forth in Section 5.3(d), shall indemnify and hold the purchaser harmless against any and all claims, losses, liabilities and damages and any and all costs and expenses, which Purchaser may incur as a result of or arising out of any failure by the parties to comply with any bulk sales law.

                                  ARTICLE VIII
                                 MISCELLANEOUS

        9.1 NOTICES. Any Notice, demand, claim or other communication under this Agreement shall be in writing and shall be deemed to have been given upon the delivery, mailing or transmission thereof, as the case may be, if delivered personally or sent by



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
certified mail, return receipt requested, postage prepaid, or sent by facsimile or prepaid overnight courier to the parties at the addresses set forth below their names on the signature pages of this Agreement (or at such other addresses as shall be specified by the parties by like notice). A copy of any notices delivered to the Purchaser shall also be sent to (i) Kane Kessler, P.C.
- 26th Floor, 1350 Avenue of the Americas, New York, New York 10019, Attention:
Robert L. Lawrence, Esq., Facsimile No.(212) 245-3009. A copy of any notices delivered to the Seller shall also be sent to Altheimer & Gray, 10 South Wacker Drive, Suite 4000, Chicago, IL 60606, Attention: Stephen Otis, Esq., Facsimile No.(312) 715-4800.

     8.2 ENTIRE AGREEMENT. This Agreement (including the exhibits and schedules hereto) contains every obligation and understanding between the parties relating to the subject matter hereof and merges all prior discussions, negotiations and agreements (including, but not limited to, the Letter of Intent dated August 27, 1997), if any, between them, and none of the parties shall be bound by any conditions, definitions, understandings, warranties or representations other than as expressly provided herein. All exhibits and schedules referenced in this Agreement are expressly made a part of, and incorporated by reference into, this Agreement.

     8.3 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, personal representatives, legal representatives, and permitted assigns.

     8.4  RESERVED.

     8.5 ASSIGNMENT. This Agreement may not be assigned by any party without the written consent of the other party.

     8.6 WAIVER AND AMENDMENT. Any representation, warranty, covenant, term or condition of this Agreement which may legally be waived, may be waived, or the time of performance thereof extended, at any time by the party entitled to the benefit thereof, and any term, condition or covenant hereof (including, without limitation, the period during which any condition is to be satisfied or any obligation performed) may be amended by the parties at any time. Any such waiver, extension or amendment shall be evidenced by an instrument in writing executed on behalf of the appropriate party (in the case of the Purchaser by its President, any Vice President or any other person who has been authorized by its Board of Directors to execute waivers, extensions or amendments on its behalf). No waiver by any party hereto, whether express or implied, of such party's rights under any provision of this Agreement shall constitute a waiver of such party's rights under such provisions at any other time or a waiver of such party's rights under any other provision of this Agreement. No failure by any party to take any action against any breach of this Agreement or default by another party shall constitute a waiver of the former party's right to enforce any provision of this Agreement or to take action against such breach or default or any subsequent breach or default by such other party.

     8.7 NO THIRD PARTY BENEFICIARY. Nothing expressed or implied in this Agreement in intended, or shall be construed, to confer upon or give any Person, other than the parties hereto and their respective heirs, personal representatives, legal representatives,


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
successors are permitted assigns, any rights or remedies under or by reason of this Agreement.

          8.8. SEVERABILITY. In the event that any one or more of the provisions contained in this Agreement shall be declared invalid, void or unenforceable, the remainder of the provisions of this Agreement shall remain in full force and effect, and such invalid, void or unenforceable provision shall be interpreted as closely as possible to the manner in which it was written.

          8.9 EXPENSES. Each party agrees to pay, without right of reimbursement from the other party, the costs incurred by it incident to the performance of its obligations under this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, costs incident to the preparation of this Agreement, and the fees and disbursements of counsel, accountants and consultants employed by such party in connection herewith.

          8.10 HEADINGS. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of any provisions of this Agreement.

          8.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

          8.12 INJUNCTIVE RELIEF. It is possible that remedies at law may be inadequate and, therefore, the parties hereto shall be entitled to equitable relief including, without limitation, injunctive relief, specific performance or other equitable remedies in addition to all other remedies provided hereunder or available to the parties hereto at law or in equity.

          8.13 REMEDIES CUMULATIVE. No remedy made available by any of the provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now hereafter existing at law or in equity.

          8.14 GOVERNING LAW. This Agreement has been entered into and shall be construed and enforced in accordance with the laws of the State of New York without reference to the choice of law principles thereof.

          8.15 JURISDICTION AND VENUE. This Agreement shall be subject to the exclusive jurisdiction of the courts of New York County, State of New York. The parties to this Agreement agree that any breach of any term or condition of this Agreement shall be deemed to be a breach occurring in the State of New York by virtue of a failure to perform an act required to be performed in the State of New York and irrevocably and expressly agree to submit to the jurisdiction of the courts of the State of New York for the purpose of resolving any disputes among the parties relating to this Agreement or the transactions contemplated hereby. The parties irrevocably waive, to the fullest permitted by law, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, or any judgment entered by any


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
court in respect hereof brought in New York County, State of New York, and further irrevocably waive any claim that any suit, action or proceeding brought in New York County, State of New York has been brought in an inconvenient forum.

     8.16 PARTICIPATION OF PARTIES. The parties hereto acknowledge that this Agreement and all matters contemplated herein have been negotiated by both parties hereto and their respective legal counsel and that both parties have participated in the drafting and preparation of this Agreement from the commencement of negotiations at all times through the execution thereof.

     8.17 FURTHER ASSURANCES. The parties hereto shall deliver any and all other instruments or documents required to be delivered pursuant to, or necessary or proper in order to give effect to, all of the terms and provisions of this Agreement.

     8.18 TERMS IN CONTEXT. Whenever from the context it appear appropriate, each term stated in either the singular or the plural shall include the singular and the plural and pronouns in either the masculine, the feminine or the neuter gender shall include the masculine, feminine and neuter.



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
     IN WITNESS WHEREOF, the parties hereto have each executed and delivered this Agreement as of the day and year first above written.


                                       BYRON PREISS MULTIMEDIA
                                       HOLDINGS, INC.


                                       By: /s/ BYRON PREISS
                                           -------------------------------------
                                           Name: Byron Preiss
                                           Title: Chief Executive Officer
                                                  and President
                                           Facsimile No. (212) 627-2788
                                           Address: 24 W. 25th Street, 5th Floor
                                                    New York, NY


                                       BYRON PREISS MULTIMEDIA
                                       COMPANY, INC.


                                       By: /s/ BYRON PREISS
                                           -------------------------------------
                                           Name: Byron Preiss
                                           Title: Chief Executive Officer
                                                  and President
                                           Facsimile No. (212) 627-2788
                                           Address: 24 W. 25th Street, 5th Floor
                                                    New York, NY


                                       HIGHTEXT INTERACTIVE, INC.


                                       By:
                                           -------------------------------------
                                           Name: L. James Porter
                                           Title:
                                           Facsimile No. (604) 685-8534
                                           Address: c/o Hariston Corporation
                                                    1500 West Georgia Street
                                                    Vancouver, B.C. V8G 226

          IN WITNESS WHEREOF, the parties hereto have each executed and delivered this Agreement as of the day and year first above written.


                                        BYRON PREISS MULTIMEDIA
                                        HOLDINGS, INC.





                                        By:
                                           -------------------------------------
                                           Name:  Byron Preiss
                                           Title: Chief Executive Officer
                                                  and President
                                           Facsimile No. (212) 627-2788
                                           Address: 24 W. 25th Street, 5th Floor
                                                    New York, NY


                                        BYRON PREISS MULTIMEDIA
                                        COMPANY, INC.





                                        By:
                                           -------------------------------------
                                           Name:  Byron Preiss
                                           Title: Chief Executive Officer
                                                  and President
                                           Facsimile No. (212) 627-2788
                                           Address: 24 W. 25th Street, 5th Floor
                                                    New York, NY



                                        HIGHTEXT INTERACTIVE, INC.




                                        By:   /s/ L. JAMES PORTER
                                           ----------------------------------
                                           Name:  L. James Porter
                                           Title: Chief Financial Officer
                                                  and Secretary
                                           Facsimile No. (604) 685-8534
                                           Address: c/o Hariston Corporation
                                                    1500 West Georgia Street
                                                    Vancouver, B.C. V8G 2Z6




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